JM-4

              VOID AFTER 5:00 P.M., New York Time, on June 17, 1999
               Warrant to Purchase 145,800 Shares of Common Stock.

     THIS WARRANT, AND THE COMMON STOCK ISSUABLE UPON ITS EXERCISE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THIS WARRANT AND/OR THE COMMON STOCK ISSUABLE UPON EXERCISE THEREOF, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MACROCHEM CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                              MACROCHEM CORPORATION

     This is to Certify That, FOR VALUE RECEIVED, JANSSEN-MEYERS ASSOCIATES, L.P., or assigns ("Holder"), is entitled to purchase, subject to provisions of this Warrant, from MacroChem Corporation, a Delaware corporation ("Company"), One Hundred Forty-Five Thousand Eight Hundred (145,800) fully paid, validly issued and nonassessable shares of Common Stock, $.01 par value, of the Company ("Common Stock") at a price of $6.075 per share. This Warrant is exercisable at any time or from time to time from the date hereof until 5:00 p.m. New York City time on June 17, 1999. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock underlying this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon exercise of this Warrant, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter referred to as the "Exercise Price."

     (a) EXERCISE OF WARRANT. Provided this Warrant becomes exercisable in accordance with the terms hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof until June 17, 1999; provided, however, that (i) if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, the Holder shall have the right to exercise this Warrant through June 17, 1999 into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or, at the Company's option, at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such forms. As soon as practicable after each such exercise of the Warrant, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

     (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

     (c) FRACTIONAL SHARES. No fractional shares of scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

          (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

          (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     (d) TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is not transferable or assignable without the prior written consent of the Company. Upon receipt by the Company or evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f) ADJUSTMENTS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine of reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price of this Warrant in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification.

          (2) All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

          (3) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) and (2), above.

     (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with the stock transfer agent responsible for this Warrant, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder. In the event of a failure by the Company to deliver an officer's certificate within thirty (30) days of the occurrence of an event requiring an adjustment under the provisions of the foregoing Section, the Termination Date shall be extended by the length of time equal to the time between the thirtieth day after the adjustment event and the date the officer's certificate is delivered.

     (h) NOTICES TO THE WARRANT HOLDER. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. Notwithstanding the foregoing, the failure to provide the notice required by this Section shall not invalidate any proceedings or actions taken by the Company pursuant to a sufficient vote of the stockholders entitled to vote on any such proceeding or action.

     (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, commission, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

     (j) "PIGGYBACK" REGISTRATION RIGHTS. If, on or after the first anniversary of the date hereof and prior to the Termination Date, the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act of 1933, as amended (the "Act") in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement of Form S-4, S-8 or other limited purpose form), the Company will give written notice of its determination to the Holder. Upon the written request from the Holder within twenty (20) days after receipt of any such notice from the Company, the Company will, except as herein provided, cause that number of shares of Common Stock then issuable upon exercise of this Warrant (collectively, the "Registrable Securities") requested by the Holder to be included in such registration statement to be so included, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this section shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

     Notwithstanding the foregoing, if the managing underwriter determines and advises in writing that the inclusion of all Registrable Securities proposed to be included in the underwritten public offering, together with any other issued and outstanding securities proposed to be included therein by holders other than the Holder of Registrable Securities, would interfere with the successful marketing of such securities, then the number of such shares that the managing underwriter believes may be sold in such underwritten public offering shall be allocated for inclusion in the registration statement in the following order of priority: (i) the securities being offered by the Company, (ii) securities being offered by holders having registration rights senior in right to the registration rights set forth in this Warrant, (iii) the number of Registrable Securities then owned by each such holder of such Registrable Securities on a pro rata basis, based upon the number of Registrable Securities sought to be registered by each such holder; and (iv) the number of securities held by holders other than the holders of Registrable Securities, on a pro rata basis, based upon the number of securities sought to be registered by each such holder. The securities that are excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

     The Company shall pay all expenses for registration statements filed pursuant to this section.

     (k) INVESTMENT REPRESENTATIONS. By its acceptance of this Warrant, the Holder represents and covenants that:

          (1) This Warrant and any shares issuable upon exercise of this Warrant shall be acquired for the Holder's own account for investment and not with a view toward resale or redistribution in violation of the Act, or any rule or regulation under the Act;

          (2)  The  Holder  has  made  such   investigation  and  obtained  such
     information as is necessary to permit the Holder to evaluate the merits and risks of the Holder's investment in the Company;

          (3) The Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of shares issuable upon exercise of this Warrant and to make an informed investment decision with respect to such purchase;

          (4) The Holder is able to afford a complete loss of the value of the shares issuable upon exercise of this Warrant and is able to bear the economic risk of holding such shares for an indefinite period; and

          (5) The Holder understands that (A) the shares acquired by the exercise of this Warrant will not have been registered under the Act and, therefore, cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Act or an exemption from registration is then available and (B) except as provided in paragraph (j) the Company has no obligation to register the shares under the Act.

     (l) LEGEND ON STOCK CERTIFICATE. All stock certificates representing shares of Common Stock issued upon exercise of this Warrant shall have affixed thereto a restrictive legend in the following form, in addition to any other legend required by applicable law:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the shares in order to implement the restrictions on transfer established in this Warrant.


     (m) RESTRICTION OF TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH THE ACT.

          (1) This Warrant and the Warrant Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in Section (d) and in this Section (m). The Holder will cause any proposed purchaser, assignee, transfere, or pledgee of the Warrant or the Warrant Shares to agree to take and hold such securities subject to the provisions and upon the conditions of Section (d) and this Section (m).

          (2) The Holder of this Warrant or any certificate representing Warrant Shares, by acceptance thereof, agrees to comply in all respects with the provisions of this Section (m). Prior to any proposed sale, assignment, transfer or pledge of this Warrant or any Warrant Shares (other than a transfer not involving a change in beneficial ownership) unless there is in effect a registration statement under the Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel, who shall (and whose legal opinion shall) be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Warrant Shares, as the case may be, may be effected without registration under the Act, or (ii) a "no action" letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon, if the Company consents, the holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Warrant Shares transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 or pursuant to an effective registration statement under the Act covering the transfer, the appropriate restrictive legend set forth in Section (l) above.


                                                   MACROCHEM CORPORATION




                                            By: /s/ Alvin J. Karloff
                                                -----------------------
                                                Alvin J. Karloff, President and
                                                Chief Executive Officer




--------------------------------
[SEAL]

Dated: As of June 17, 1996

Attest:

/s/Pierrette E. Samour
--------------------------------
Secretary & Treasurer





                                  PURCHASE FORM

                                               Dated __________________, 19____

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______________ shares of Common Stock and hereby makes payment of ____________________ in payment of the actual exercise price thereof.


                               -------------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name __________________________________________________________________
        (Please typewrite or print in block letters)

Address _______________________________________________________________


Signature _____________________________________________________________


                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, ______________________________________________

hereby sells, assigns and transfers unto

Name _______________________________________________________________
              (Please typewrite or print in block letters)

Address _______________________________________________________________

pursuant to the within Warrant the right to purchase Common Stock represented by this Warrant to the extent of ___________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________________Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date _______________, 19_______


Signature _______________________________________________